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                                                                    Exhibit 10.1

                             DICON FIBEROPTICS, INC.
                           EMPLOYEE STOCK OPTION PLAN

        1. PURPOSE. The purpose of the Plan is to provide an incentive to attract, retain and reward individuals performing services for the Company and to motivate such individuals to contribute to the growth and profitability of the Company.

        2. DEFINITIONS. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.

        (a) "Administrator" means the President of the Corporation or such other officer or officers of the Corporation as the Board may designate.

        (b) "Board" means the board of directors of the Corporation.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Company" means, collectively, the Corporation and any "parent corporation" or "subsidiary corporation" of the Corporation as defined in Code
Section 424(e) and Section 424(f), respectively.

        (e) "Corporation" means DiCon Fiberoptics, Inc., a California corporation.

        (f) "Optionee" means a person to whom an option has been granted under the Plan. If an option is assigned pursuant to Section 6(b), the term "Optionee" shall mean the assignee when required by the context.

        (g) "Plan" means this DiCon Fiberoptics, Inc. Employee Stock Option
Plan.

        (h) "Share" means one share of common stock of the Corporation.

        3. ADMINISTRATION. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to select the individuals to be granted options under this Plan, to fix the number of shares that each Optionee may purchase, to determine the exercise price of options granted, to set the terms and conditions of each option, and to determine all other matters relating to administration and operation of the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons. No officer that acts as Administrator shall be liable for any act or omission on such officer's own part, including but not limited to the exercise of any power or discretion given to such officer under the Plan, except for those acts or omissions resulting from such officer's own gross negligence or willful misconduct.

        4. SHARES SUBJECT TO THE PLAN. The maximum number of Shares that may be issued pursuant to options granted under the Plan is 11,840,000, subject to adjustment as provided in Section 6(d). If an option expires, is surrendered, or becomes unexercisable without having been exercised in full, or if any unissued Shares are retained by the Corporation upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with



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respect to such exercise, the unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an option shall not be returned to the Plan and shall not become available for future grant under the Plan.

        5. ELIGIBILITY. The Administrator may grant an option or options to any natural person who is an employee, consultant, or director of the Company, as selected in the sole discretion of the Administrator (or, in the case of directors, in the sole discretion of the Board).

        6. GENERAL TERMS AND CONDITIONS.

        (a) Option Agreements. Each option granted under the Plan shall be authorized by action of the Administrator and shall be evidenced by a written agreement in such form as the Administrator shall from time to time approve, which agreement shall comply with and be subject to the terms and conditions of the Plan. No option granted under this Plan shall be an incentive stock option within the meaning of Code Section 422.

        (b) Transferability. Options granted under the Plan are not transferable by the Optionee and shall be exercisable during the Optionee's lifetime only by the Optionee; provided, however, that an option may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument to an inter vivos or testamentary trust in which the option is to be passed to the Optionee's beneficiaries upon the Optionee's death or by gift to the Optionee's immediate family (consisting of the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships). No option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by Optionee, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.

        (c) Modification, Extension, and Renewal. The Administrator shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of significantly impairing any rights or obligations of any option previously granted without the consent of Optionee.

        (d) Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, option price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to options granted or to be granted under the Plan.

        7. EXERCISE.

        (a) Exercise Price. The exercise price of an option shall be not less than 85% of the fair value (as defined in California Code of Regulations, Title 10 Section 260.140.50) of a Share on the



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date of grant of the option. The Board shall in good faith determine fair value pursuant to procedures it shall establish in its sole discretion.

        (b) Time of Exercise. An option shall become exercisable as specified in the option agreement which shall allow exercise with respect to at least 20% of the Shares subject to the option on the first anniversary of the date of grant, 40% on the second anniversary, 60% on the third anniversary, 80% on the fourth anniversary, and 100% on the fifth anniversary. An option shall not be exercisable after the 10th anniversary of the date of grant.

        (c) Special Rules for 10% Owners. The exercise price of an option granted to an individual who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company shall not be less than 110% of the fair value of a Share on the date of grant. For purposes of determining whether an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the individual holds an option shall not be counted.

        (d) Notice of Exercise. Optionees may exercise only by providing written notice to the Corporation at the address specified in the option agreement, accompanied by full payment for the Shares to be purchased. After receiving proper notice of exercise and payment, the Corporation shall issue a certificate(s) for the Shares purchased, registered in Optionee's name.

        (e) Taxes and Withholding. The Company shall have the right to deduct from the Shares issuable upon the exercise of an option, or to accept from Optionee the tender of, a number of whole Shares having a fair market value, as determined by the Corporation, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Corporation with respect to such option or the Shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Corporation shall have the right to require Optionee, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Corporation arising in connection with the option, or the Shares acquired upon the exercise thereof.

        8. PAYMENT OF EXERCISE PRICE. Payment of an option's exercise price must be made in cash or by check or cash equivalent.

        9. TERMINATION OF OPTIONS.

        (a) Termination of Employment. If an Optionee's employment with the Company terminates, his or her rights to exercise an option then held shall be limited. Optionee's employment with the Company shall be treated as continuing intact while the Optionee is on military, sick leave, or other bona fide leave of absence (such as temporary employment by the government) approved by the Company if the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to reemployment with the Corporation is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where the Optionee's right to reemployment is not guaranteed either by statute or by contract, employment will be



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deemed to have terminated on the 91st day of such leave. Subject to the foregoing, the Administrator, in its sole discretion, shall determine whether Optionee's employment has terminated and the effective date thereof.

        (b) Regular Termination. Except as otherwise provided in paragraphs (c) through (e), if an Optionee's employment terminates, Optionee shall have the right for a period of 30 days after the date of termination to exercise the option to the extent Optionee was entitled to exercise the option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

        (c) Termination by Disability. If an Optionee becomes disabled (within the meaning of Code Section 22(e)(3)) while employed by the Company, Optionee or his or her qualified representative shall have the right for a period of 6 months after the date on which Optionee's employment ends to exercise the option to the extent the Optionee was entitled to exercise the option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

        (d) Termination Upon Death. If an Optionee dies while employed by the Company, the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Optionee shall have the right for a period of 6 months after the date of death to exercise the option to the extent the Optionee was entitled to exercise the option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

        (e) Termination for Cause. If an Optionee's employment is terminated by the Company for Cause, Optionee shall have no right to exercise the option, and the option will terminate. "Cause" means that Optionee is determined by the Administrator to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because Optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

        (f) Option Agreement. The option agreement may provide rules different from those set forth in subsections (a) through (e), provided that, in the absence of Cause, the option must be exercisable for at least 30 days after termination of employment (6 months in the case of termination caused by death or disability), but not after the expiration of the term of the option.

        10. CHANGE IN CONTROL. An option's exercisability and term may be affected by a Change in Control, as described in this Section.

        (a) Definition. For purposes of this Plan, a Change in Control means a single Ownership Change Event or combination of Ownership Change Events (collectively, a "Transaction") wherein the shareholders of the Corporation immediately before the Transaction




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do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether any two or more Ownership Change Events are sufficiently proximate to each other (in time, purpose, cause and effect, and/or the identity of the parties involved) whether or not strictly related, such that they should be considered a combination of Ownership Change Events constituting a single Transaction for purposes of this subsection (a). An Ownership Change Event means (i) the direct or indirect sale, exchange or transfer of the voting stock of the Corporation, (ii) a merger or consolidation in which the Corporation is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Corporation, or (iv) a liquidation or dissolution of the Corporation. The Board shall have sole discretion to determine whether any particular facts and circumstances constitute an Ownership Change Event or a Transaction, and its determination shall be final, binding and conclusive.

        (b) Effect. At the time of a Change in Control, the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiror"), may either assume the Corporation's rights and obligations with respect to outstanding options or substitute for outstanding options substantially equivalent options for the Acquiror's stock. Options that are neither assumed nor substituted for by the Acquiror in connection with a Change in Control, nor exercised as of the time of the Change in Control, shall be immediately exercisable in full. Notwithstanding the foregoing, Shares acquired before the Change in Control and any consideration received pursuant to such Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the option agreement except as otherwise provided in such option agreement. Furthermore, notwithstanding the foregoing, if the corporation, the stock of which is subject to the outstanding options immediately prior to a Change in Control (e.g., the Corporation), is the Acquiror (as defined above in this subsection), and immediately after such Change in Control less than 50% of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Code
Section 1504(a) without regard to the provisions of Code Section 1504(b), the outstanding options shall not accelerate unless the Board otherwise provides in its sole discretion.

        11. SECURITIES LAW COMPLIANCE.

        (a) General Rules. The grant of options and the issuance of Shares upon exercise of options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no option may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the option be in effect with




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respect to the Shares issuable upon exercise of the option, or (ii) in the opinion of legal counsel to the Corporation, the Shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

        (b) Conditions of Exercise. As a condition to the exercise of any option, the Corporation may require Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

        (c) Compliance with Rule 701 and Section 25102(o). The Plan is intended to satisfy all requirements of Rule 701 under the Securities Act of 1933 and California Corporations Code Section 25102(o) with respect to offers and sales that would otherwise violate Federal and California securities law (including the requirement that Optionees receive financial statements at least annually), and any such requirement is hereby incorporated into the Plan to effect that intent.

        (d) Lockup Agreement. The Corporation (or a representative of the Corporation's underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Corporation, require that Optionee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Corporation held by Optionee, for a period of time specified by the underwriter(s) (not to exceed 180 days) following the Corporation's effective date of registration. Optionee will execute and deliver such other agreements that are reasonably requested by the Corporation or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto, and the Corporation may impose stop-transfer instructions with respect to Optionee's Shares until the end of such specified period.

        12. MISCELLANEOUS.

        (a) No Right to an Option. Nothing in the Plan shall be construed to give any person any right to be granted an option.

        (b) No Employment Rights. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will continue Optionee's employment for any period of time, or in any position, or at any particular rate of compensation.

        (c) No Shareholders' Rights. Optionee shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued.




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        (d) Claims. Any person who makes a claim for benefits under the Plan or under any option agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator's written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or option agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.

        (e) Attorneys' Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the option agreement, each party shall bear its own attorneys' fees and costs.

        (f) Confidentiality. The terms and conditions of the option agreement, including without limitation the number of Shares for which the option is granted, are confidential. Optionee shall not disclose the terms of the option to any third party, except to Optionee's financial or legal advisors, tax preparer or family members, unless disclosure is required by law.

        (g) Corporation Free to Act. An option grant shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Corporation, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Corporation, whether of a similar character or otherwise.

        (h) Severability. If any provision of the Plan or option agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and option agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

        (i) Governing Law. This Plan and the option agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

        13. INITIAL PUBLIC OFFERING.

        (a) If the Corporation becomes a "publicly held corporation" within the meaning of Code Section 162(m)(2) and the grace period referred to in Reg.
Section 1.162-27(f) has expired, (i) the Board may make the Administrator a compensation committee of two or more Board members each of whom is an "outside director" within the meaning of Code Section 162(m)(4)(C)(i), (ii) the maximum number of Shares with respect to which options may be granted during any calendar year to any one employee is the number specified in Section 4, and
(iii) no option shall be granted at less



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than 100% of fair market value on the date of grant unless the Board is willing to forgo a tax deduction.

        (b) If the Shares become registered pursuant to Section 12 of the Securities Exchange Act of 1934, the Board may make the Administrator the Board or a committee of "non-employee directors" within the meaning of Rule 16b-3 under such Act.

        (c) If the Shares become listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, (i) the applicable requirements of any such exchange or market shall be hereby incorporated by reference, and (ii) the fair market value of Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

        (d) If the Shares become registered under the Securities Act of 1933, the following shall no longer apply: (i) the 85% limit of Section 7(a), (ii) the minimum exercisability provisions of Sections 7(b), and (iii) Section 11(c).

        14. EFFECTIVE DATE OF THE PLAN. The Plan will become effective upon adoption of the Board, subject to approval by the Corporation's shareholders within 12 months of such adoption. Options may be granted under the Plan at any time after the Plan's adoption and before the termination of the Plan. The Plan shall terminate on the 10th anniversary of its adoption.

        15. AMENDMENT OF THE PLAN. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Corporation's shareholders no revision or amendment shall change the number of Shares subject to the Plan (except as provided in Section 6(d)), change the designation of the class of persons eligible to receive options, or materially increase the benefits accruing to Optionees under the Plan.

        IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that this Plan was adopted by the Board on February 9, 2001, and effective as of the same date.


                                        /s/ Anthony T. Miller
                                        ----------------------------------------
                                        Secretary




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